A. M. CASTLE & CO.	1420 Kensington Road, Ste 220 Oak Brook, Illinois 60523 (847) 455-7111 (847) 241-8171 (Fax)

For Further Information:

—————AT THE COMPANY—————	—————AT FTI CONSULTING————
Scott F. Stephens	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email: sstephens@amcastle.com	Email: katie.pyra@fticonsulting.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, DECEMBER 1, 2011

A. M. Castle Announces Proposed Offerings of $225 Million of Senior Secured Notes and $50 Million of Convertible Senior Notes

OAK BROOK, IL, December 1st – A. M. Castle & Co. (NYSE: CAS), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today announced that it intends to offer, in a private transaction, $225 million aggregate principal amount of senior secured notes due 2016 (the “Secured Notes”), subject to market conditions and other factors. Concurrently with the Secured Notes offering, the Company intends to offer, in a private transaction, $50 million aggregate principal amount of convertible senior notes due 2017 (the “Convertible Notes”), subject to market conditions and other factors.  The initial purchasers in the Convertible Notes offering have an option to purchase a maximum of an additional $10 million aggregate principal amount of Convertible Notes.  The interest rates and certain other terms of the Secured Notes and Convertible Notes, including, in the case of the Convertible Notes, the conversion rate, will be determined at the time of the pricing of the offerings.

The Company also expects to enter into a new $100 million asset based revolving credit facility (the “Revolving Credit Facility”) concurrently with the issuance of the Secured Notes and Convertible Notes.  The Company intends to use the net proceeds of the Secured Notes offering and the Convertible Notes offering, together with the initial borrowing under the Revolving Credit Facility, to finance, in part, its previously announced acquisition of Tube Supply, Inc., to refinance existing indebtedness and to pay all related fees and expenses.
This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Secured Notes or the Convertible Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.  Any offers of the Secured Notes will be made only by means of a private offering memorandum to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside of the United States in compliance with Regulation S of the Securities Act.  Any offers of the Convertible Notes will be made only by means of a private offering memorandum to qualified institutional buyers under Rule 144A.

The Secured Notes, the Convertible Notes and any shares of the Company’s common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its core metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  A. M. Castle operates over 50 locations throughout North America and Europe. Its common stock is traded on the New York Stock Exchange under the ticker symbol “CAS”.

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Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and outlook. These statements often include words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.  Further information on these risks and uncertainties is provided under Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which disclosure is incorporated herein by reference, and elsewhere in reports that we file or furnish with the SEC. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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